UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2025

NB Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41899	93-2560883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1063 Great Plain Avenue, Needham, Massachusetts		02492
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 444-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	NBBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2025, Needham Bank (the “Bank”), the wholly owned subsidiary of NB Bancorp, Inc., adopted an amendment to freeze benefits under the Second Amended and Restated Director Retirement Plan (the “DRP”) to provide that no additional benefits will accrue on participants’ behalf after December 31, 2024 (the “Benefit Freeze Amendment”).

In addition, on January 28, 2025, the Bank adopted an amendment to freeze participation in the Needham Bank Nonqualified Deferred Compensation Plan for Officers (the “NQDP”) to provide that no new participants may begin participating in the NQDP after January 28, 2025 (the “Participation Freeze Amendment”).

The foregoing descriptions of the Benefit Freeze Amendment and the Participation Freeze Amendment do not purport to be complete and are qualified in their entirety by reference to the Benefit Freeze Amendment attached hereto as Exhibit 10.1 and the Participation Freeze Amendment attached hereto as Exhibit 10.2 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No.	Description

	10.1	Third Amendment to Second Amended and Restated Director Retirement Plan
	10.2	First Amendment to Needham Bank Nonqualified Deferred Compensation Plan for Officers
	104.1	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NB BANCORP, INC.

DATE: January 31, 2025	By:	/s/ Joseph Campanelli
Joseph Campanelli
Chairman, President and Chief Executive Officer